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                                                                     EXHIBIT 7

                           HARTFORD LIFE INSURANCE COMPANY

                                  POWER OF ATTORNEY


                                   Gregory A. Boyko
                                   John P. Ginnetti
                                     Lynda Godkin
                                   Thomas M. Marra
                                   Lowndes A. Smith
                                 Raymond P. Welnicki
                                 Lizabeth H. Zlatkus
                                David M. Znamierowski

do hereby jointly and severally authorize Lynda Godkin, Marianne O'Doherty, and Leslie T. Soler to sign as their agent, any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the Hartford Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.


/s/ Gregory A. Boyko                    Dated as of March 16, 1998
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Gregory A. Boyko
/s/ John P. Ginnetti                    Dated as of March 16, 1998
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John P. Ginnetti
/s/ Lynda Godkin                        Dated as of March 16, 1998
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Lynda Godkin
/s/ Thomas M. Marra                     Dated as of March 16, 1998
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Thomas M. Marra
/s/ Lowndes A. Smith                    Dated as of March 16, 1998
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Lowndes A. Smith
/s/ Raymond P. Welnicki                 Dated as of March 16, 1998
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Raymond P. Welnicki
/s/ Lizabeth H. Zlatkus                 Dated as of March 16, 1998
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Lizabeth H. Zlatkus
/s/ David M. Znamierowski               Dated as of March 16, 1998
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David M. Znamierowski